UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building
Bedford, Massachusetts 01730
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2023, the Board of Directors of Lantheus Holdings, Inc. (the “Company”) elevated the level of Robert J. Marshall, Jr.’s role as Chief Financial Officer and Treasurer of the Company and its subsidiaries, effective as of August 28, 2023. In recognition of his ongoing contributions to the Company, his annual base salary will be increased to $650,000, his target annual bonus will be increased to 75% of his annual base salary, and his target value of long-term incentive awards will be increased to $3,000,000. Mr. Marshall will also be granted equity incentive awards in the form of restricted stock units with vesting in three equal annual installments over three years valued at $325,000 in the aggregate (based on the closing price of a share of the Company’s common stock on August 29, 2023).

Additionally, on August 25, 2023, the Talent and Compensation Committee of the Board of Directors of the Company approved changes in compensation for Etienne Montagut, the Company’s Chief Business Officer, effective as of August 28, 2023. In recognition of his ongoing contributions to the Company, his annual base salary will be increased to $575,000, his target annual bonus will be increased to 60% of his annual base salary, and his target value of long-term incentive awards will be increased to $2,000,000.

The forms and terms of annual equity incentive awards will be determined during the Company’s regular annual compensation cycle around March 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name:	Daniel M. Niedzwiecki
Title:	Chief Administrative Officer, General Counsel and Corporate Secretary

Date: August 28, 2023